Credit Suisse Institutional High Yield Fund
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended February 29, 2004


Portfolio:			Credit Suisse Institutional High Yield Fund


Security:			Centennial Comm/Cell/PR 144A


Date Purchased:			1/16/2004


Price Per Share:		$100.00


Shares Purchased
by the Portfolio *:		100


Total Principal Purchased
by the Portfolio *:		$10,000.00


% of Offering Purchased
by the Portfolio:		.0308%


Broker:				CSFB


Member:				CSFB




Portfolio:			Credit Suisse Institutional High Yield Fund


Security:			Pliant Corp 144A W/Reg Rights


Date Purchased:			2/6/2004


Price Per Share:		$73.627


Shares Purchased
by the Portfolio *:		100


Total Principal Purchased
by the Portfolio *:		$7,362.70


% of Offering Purchased
by the Portfolio:		.0327%


Broker:				CSFB


Member:				CSFB




Portfolio:			Credit Suisse Institutional High Yield Fund


Security:			United Rentals NA Inc 144A


Date Purchased:			10/28/2003


Price Per Share:		$100.00


Shares Purchased
by the Portfolio *:		100


Total Principal Purchased
by the Portfolio *:		$10,000.00


% of Offering Purchased
by the Portfolio:		.0190%


Broker:				CHMB


Member:				CSFB